Exhibit 5.3

7 March 2014
Matter No.: 384872
Doc Ref: legal5963707
Email: ciara.brady@conyersdill.com
Tel: 441 278 7974
Weatherford International Ltd.
2000 St James Place,
Houston, Texas 77056 U.S.A.

Dear Sirs,

Re: Weatherford International Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company, a Bermuda exempted company, in connection with a registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 7 March 2014 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of, inter alia, (i) senior debt securities of the Company (the “Debt Securities”) to be issued pursuant to an indenture dated October 1, 2003 originally among the Company, as issuer, Weatherford International, Inc. (“Weatherford Delaware”), a Delaware corporation, as guarantor, and Deutsche Bank Trust Company Americas (the “Trustee”), as trustee (the “2003 Indenture”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto)) and (ii) the guarantee by the Company (the “Guarantees”) of senior debt securities issued by Weatherford Delaware (the “Weatherford Delaware Debt Securities”, together with the Debt Securities, the “Securities”) pursuant to an indenture dated 18 June 2007 originally among Weatherford Delaware, as issuer, the Company, as guarantor, and the Trustee (the “2007 Indenture”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto, together with the 2003 Indenture, the “Indentures” and “Indenture” means either one of them).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement, the 2003 Indenture and the 2007 Indenture.

We have also reviewed the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”) each certified by the Secretary of the Company on 7 March 2014, minutes of a meeting of the board of directors of the Company held on 3 September 2003, minutes of a meeting of the board of directors of the Company held on 30 May 2007, minutes of a meeting of the Pricing Committee of the board of directors of the Company held on 13 June 2007, written resolutions of the directors of the Company dated 6 March 2014, each certified by the Secretary of the Company on 7 March 2014 (together, the “Resolutions”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Company will issue the Debt Securities, and that the Company has entered into the Indentures, in furtherance of its objects as set out in its memorandum of association, (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the consents given by the Bermuda Monetary Authority in its Notice to the Public dated 1 June 2005 will not have been revoked or amended at the time of issuance of any Debt Securities, (i) that the form and terms of any and all Securities, the issuance and sale of Securities by the Company and Weatherford Delaware and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, the Indentures (including, without limitation, the Guarantees) and supplements to the Indentures) in accordance with the terms thereof will not violate or will not have violated the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda, (j) that all necessary corporate action has been or will have been taken to authorise and approve the Guarantees and any issuance of Debt Securities, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement, and any applicable supplements to the Indentures has been or will have been duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (k) that the applicable purchase, underwriting or similar agreement, the Debt Securities, the Indentures (including, without limitation, the Guarantees), any supplements to the Indentures and any other agreement or other document relating to the Debt Securities and the Guarantees each are or will be valid, binding and enforceable in accordance with its terms pursuant to its governing law; (l) that the issuance, sale of and payment for the Debt Securities and the form of the Guarantees will be in accordance with the applicable purchase, underwriting or similar agreement, Indenture and supplements thereto and the Registration Statement (including the prospectus set forth therein and any applicable supplement or amendment thereto), (m) that, upon the issue of any Debt Securities, the Company will receive consideration for the full issue price thereof and where the Debt Securities have been issued to a subsidiary of the Company, such consideration shall be from sources external to the Company and/or its subsidiaries (n) that the Company will have complied, to the extent applicable, with the requirements of Part III of the Companies Act 1981, as amended, entitled “Prospectuses and Public Offers”, (o) the capacity, power and authority of each of the parties other than the Company to enter into and perform their obligations under any and all documents (including, without limitation, the Indentures and all supplements thereto) entered into by such parties in connection with the Guarantees and the issuance of the Debt Securities, and the due execution and delivery thereof by each party thereto, and (p) that none of the parties to such documents carries on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses.

The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of Bermuda enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Documents. In particular, the obligations of the Company in connection with any Security and any agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, and (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and in connection with the Guarantees and the issuance of the Debt Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. Upon the due issuance of the Debt Securities and payment of the consideration therefor, such Debt Securities will constitute valid, binding and enforceable obligations of the Company in accordance with the terms thereof.

3. The Guarantees will constitute valid, binding and enforceable obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited